Exhibit 16(a)

POWER OF ATTORNEY

The undersigned Enrique Vila del Corral, Carlos J. Nido, Gabriel Pagán Pedrero, Luis M. Pellot-González, Clotilde Pérez and Jorge I. Vallejo, Directors of Puerto Rico Residents Tax-Free Fund, Inc., Puerto Rico Residents Tax-Free Fund II, Inc., Puerto Rico Residents Tax-Free Fund III, Inc., Puerto Rico Residents Tax-Free Fund IV, Inc., Puerto Rico Residents Tax-Free Fund V, Inc., Puerto Rico Residents Tax-Free Fund VI, Inc. and Puerto Rico Residents Bond Fund I (collectively, the “Fund”), hereby authorize Liana Loyola, as attorney-in-fact, to sign on her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, filed for the Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Fund, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 8th day of May, 2025.

Signature	Title	Signature	Title

/S/ CARLOS J. NIDO		/S/ CLOTILDE PÉREZ
Carlos J. Nido	Director	Clotilde Pérez	Director

/S/ GABRIEL PAGÁN PEDRERO		/S/ JORGE I. VALLEJO
Gabriel Pagán Pedrero	Director	Jorge I. Vallejo	Director

/S/ LUIS M. PELLOT-GONZÁLEZ		/S/ ENRIQUE VILA DEL CORRAL
Luis M. Pellot-González	Director	Enrique Vila del Corral	Director